Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of HPS Corporate Lending Fund of our report dated March 19, 2025, relating to the financial statements of HPS Corporate Lending Fund, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 24, 2025